FORM **BCA 2.10**
ARTICLES OF INCORPORATION
Business Corporation Act

Filing Fee: $150
Franchise Tax: $ 25
Total: $175

File #: 72379411

Approved By: BLA

FILED
JUL 03 2019
Jesse White
Secretary of State

1. Corporate Name: PRIMEDIA NETWORK, INC.

2. Initial Registered Agent: ILLINOIS REGISTERED OFFICE LLC
First Name / Middle Initial / Last Name

Initial Registered Office: 1900 E GOLF RD STE 950A
Number / Street / Suite No.

SCHAUMBURG IL 60173-5034 COOK
City / ZIP Code / County

3. Purposes for which the Corporation is Organized:
The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.

4. Authorized Shares, Issued Shares and Consideration Received:

Class	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
COMMON	100	100	$ 100

NAME & ADDRESS OF INCORPORATOR

5. The undersigned incorporator hereby declares, under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated JULY 03 (Month & Day), 2019 (Year) 3501 ALGONQUIN ROAD, SUITE 150 (Street)

BEATA PILICIAUSKIENE (Name) ROLLING MEADOWS (City/Town) IL (State) 60008 (ZIP Code)